UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2019

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement

On July 5, 2019 Lexaria Bioscience Corp. (“Lexaria”), via its subsidiary, Lexaria Hemp Corp. (“Lexaria Hemp”), finalized the terms of a license agreement (the “Agreement”) entered into with Universal Hemp LLC (“UH”) and having an effective date of June 24, 2019. The Agreement provides UH with a license (the “License”) to use Lexaria’s DehydraTECH™ technology to infuse different forms of hemp-derived bulk ingredients for use in various consumer products. The License has a five (5) year term, is effective in the countries of Canada and the United States of America and provides for certain fees payable by UH in connection with the License issuance and usage, subject to minimum fee payments over the life of the License of US$3,750,000.

Item 7.01	Regulation FD Disclosure

On July 1, 2019 Lexaria, via its subsidiary Lexaria Hemp, entered into its fourth beverage license agreement with Nic’s Beverages L.L.C. (“Nic’s Beverages”) whereby Nic’s Beverages will be producing ready-to-drink beverages infused with CBD and utilizing DehydraTECH™ technology throughout the United States of America.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated July 10, 2019

99.2	Press Release dated July 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: July 11, 2019